Exhibit 99.2

Investor Relations Contact:

LHA

Cathy Mattison

(415) 433-3777

cmattison@lhai.com

Axesstel Announces Timing of Second Quarter 2013 Results

Conference Call

SAN DIEGO, CA – August 05, 2013 – Axesstel (OTCQB: AXST), a leading provider of wireless voice, broadband access and connected home solutions to the worldwide telecommunications market, intends to release its second quarter 2013 financial results before the market opens on Tuesday, August 13, 2013. The company plans to host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to discuss its results. Participating in the call will be Clark Hickock, chief executive officer and Patrick Gray, chief financial officer.

The call is being webcast and can be accessed from the “Investor Relations” section of the company’s website at http://www.axesstel.com. Alternatively, investors may participate in the call by dialing 1-877-663-9622. International callers should dial 00-1-973-200-3973. The conference ID/password will be 23231102. Participants are encouraged to dial in 10 minutes prior to the call to prevent a delay in joining. If you are unable to participate in the call at this time, the webcast will be archived on the Axesstel website. In addition, a telephonic replay will be available at 7:30 p.m. ET through Thursday, August 15th at 11:59 p.m. ET. To access the replay, please dial 1-855-859-2056. International callers should dial 00-1-404-537-3406. The pass code will be 23231102.

About Axesstel, Inc.

Axesstel (OTCQB: AXST) is a leading provider of wireless voice, broadband access and connected home solutions for the worldwide telecommunications market. Axesstel’s best in class product portfolio includes phones, wireline replacement terminals, security alert systems, and 3G and 4G broadband gateway devices. These products are used for voice calling, high-speed data access, and connected home management services. The company has supplied millions of devices to leading telecommunications operators and distributors in over 50 countries worldwide. Axesstel is headquartered in San Diego, California. For more information on Axesstel, visit www.axesstel.com.

© 2013 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.